Exhibit 23.1

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the use in this Registration Statement on Form S-8 of our report dated June 4, 2012 with respect to the audited financial statements of Discovery Energy Corp. as of February 29, 2012 and the related statements of expenses, stockholders' equity and cash flows for the year then ended.

We also consent to the reference to us under the heading "Experts" in this registration statement.

MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas

July 26, 2012